                                                                   Exhibit 10.5
================================================================================


                  STOCKHOLDERS AND EXCHANGE RIGHTS AGREEMENT

                        dated as of September 19, 1996

                                 by and among

                            MTEL PUERTO RICO, INC.,

                           MTEL LATIN AMERICA, INC.

                                      and

                         NEWBRIDGE LATIN AMERICA, L.P.



================================================================================

                               TABLE OF CONTENTS
                               -----------------


                                                              Page
                                                              ----


1.  Definitions...........................................     1
    1.1  Definitions......................................     1

2.  Exchange Rights.......................................     5
    2.1  Purchaser Exchange Right.........................     5
    2.2  Mtel LATAM Exchange Right........................     6
    2.3  Mechanics of Exchange............................     6

3.  Redemption Rights.....................................     9
    3.1  Optional Redemption..............................     9

4.  Corporate Governance..................................    10
    4.1  Mtel Puerto Rico Board of Directors..............    10
    4.2  Supermajority Voting Rights in the Charter;
         Voting Matters Related to Charter Documents......    11

5.   Stock Legends........................................    13
     5.1  Stock Certificate Legends.......................    13

6.   Miscellaneous........................................    14
     6.1  Headings; No Third-Party Beneficiaries..........    14
     6.2  Entire Agreement................................    14
     6.3  Notices.........................................    14
     6.4  Applicable Law..................................    16
     6.5  Severability....................................    16
     6.6  Successors and Assigns; Amendments
             and Waivers..................................    16
     6.7  Defaults; No Circumvention of Agreement.........    17
     6.8  Further Assurances..............................    17
     6.9  Counterparts....................................    17

          This STOCKHOLDERS AND EXCHANGE RIGHTS AGREEMENT, dated as of September 19, 1996 (the " Agreement"), by and among Mtel Puerto Rico, Inc. ("Mtel
                   ---------                                          ----
   Puerto Rico"), a Delaware corporation and an indirect wholly-owned subsidiary
   -----------
   of Mobile Telecommunication Technologies Corp. ("Mtel"), Mtel Latin America,
                                                    ----
   Inc., a Delaware corporation ("Mtel LATAM") and Newbridge Latin America,
                                  ----------
   L.P., Cayman Islands a limited partnership (the "Purchaser").
                                                    ---------

          WHEREAS, Mtel Puerto Rico and the Purchaser have executed and delivered a Subscription Agreement, dated as of September 19, 1996 (the "Subscription Agreement"), pursuant to which, among other things, Mtel Puerto
   -----------------------
   Rico has agreed to issue to the Purchaser, and the Purchaser has agreed to acquire from Mtel Puerto Rico, shares (the "Preferred Shares") of 12%
                                               ----------------
   Cumulative, Redeemable Preferred Stock, par value $0.01 per share, of Mtel Puerto Rico (the "Preferred Stock"), representing in the aggregate 100% of
                     ---------------
   the issued and outstanding Preferred Stock; and

          WHEREAS, the Stockholders (as defined herein) believe it to be in their best interests and in the best interests of Mtel Puerto Rico that they enter into this Agreement providing for certain rights and restrictions with respect to the shares of Mtel Puerto Rico Company Stock owned by them.

          NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          1.1  Definitions.  As used in this Agreement, the following terms
               -----------
   shall have the meanings ascribed to them below (such terms to be equally applicable to both singular and plural forms of the terms defined or referred
   to):

          "Affiliate" or "affiliate" shall mean, with respect to any specified
           ---------      ---------
   Person, any Person directly or indirectly controlling, controlled by, or under common control with, such specified Person, at any time during the period for which the determination of affiliation is being made; provided that in the case of a Person who is an individual,
                  --------
   such terms shall also include members of such specified Person's immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act).

          "Business" shall mean the business of telecommunications as it
           --------
   pertains to paging or messaging.

          "Company Stock" shall mean (a) shares of Common Stock, par value $0.01
           -------------
   per share, of Mtel Puerto Rico and (b) shares of Preferred Stock, par value $0.01 per share of Mtel Puerto Rico.

          "Duly Endorsed" shall mean, as to any stock certificate, a stock
           -------------
   certificate that is (i) duly endorsed in blank by the Person or persons in whose name such certificate is registered or (ii) accompanied by a duly executed stock or security assignment separate from such certificate, provided that such instrument of transfer shall be in form and substance satisfactory to Mtel Puerto Rico.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
   1974.

          "Exchange Date" shall have the meaning ascribed to such term in
           -------------
   Section 2.3(b) herein.

          "Exchange Notice" shall have the meaning ascribed to such term in
           ---------------
   Section 2.3(b) herein.

          "Exchange Right" shall have the meaning ascribed to such term in
           --------------
   Section 2.1 herein.

          "Guarantee" shall mean any obligation, contingent or otherwise, of any
           ---------
   Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the
                                                  --------  -------
   term "Guarantee" shall not include endorsements for collection or deposit in
         ---------
   the ordinary course of business.  The term "Guarantee" used as a verb has a
                                               ---------
   corresponding meaning.

          "Indebtedness" shall mean, with respect to any Person at any date of
           ------------
   determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person as lessee under capitalized leases, (v) all obligations of such Person to pay the deferred and unpaid purchase price of property or services which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services; provided, however, that this
                                               --------  -------
   provision (v) hereof shall not include obligations which are included in any capital or operating budget approved by the Board of Directors of Mtel Puerto Rico, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

   provided, however, that the amount of such Indebtedness shall be the lesser
   --------  -------
   of (A) the fair market value of such asset at such date of determination and
   (B) the amount of such Indebtedness, and (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person. The amount of Indebtedness of any Person at any date shall be (without duplication) the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation (unless the underlying contingency has not occurred and the occurrence of the underlying contingency is entirely within the control of such Person).

          "Lien" shall mean any mortgage, pledge, security interest,
           ----
   encumbrance, lien or charge of any kind (including, without limitation any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest.

          "Mtel LATAM Exchange Right" shall have the meaning ascribed to such
           -------------------------
   term in Section 2.2 herein.

          "Mtel LATAM Series A Preferred Stock" shall mean the shares of
           -----------------------------------
   Cumulative, Redeemable Variable Rate Preferred Stock, par value $0.01 per share, of Mtel LATAM.

          "Preferred Stock" shall mean the capital stock named as "Preferred
           ---------------
   Stock" in the first Recital to this Agreement.

          "Purchase Price" shall mean the price at which the Purchaser acquired
           --------------
   the Preferred Stock, the total Purchase Price being $3.5 million.

          "Record Date" shall have the meaning ascribed to such term in the
           -----------
   Amended and Restated Certificate of Incorporation for Mtel Puerto Rico.

          "Redemption Date" shall have the meaning ascribed to such term in
           ---------------
   Section 3.1 herein.

          "Representative" shall mean, with respect to a particular Person, any
           --------------
   director, officer, general partner, limited partner, co-owner, member, nominee, managing director or controlling Person of such Person.

          "Securities Act" shall mean the Securities Act of 1933, as amended,
           --------------
   and the rules and regulations promulgated thereunder.

          "Stockholders" shall mean the Purchaser and Mtel LATAM.
           ------------

          "Third Party" shall mean any person other than Mtel Puerto Rico or any
           -----------
   Affiliate of Mtel Puerto Rico.

                                  ARTICLE II

                                EXCHANGE RIGHTS
                                ---------------

          2.1  Purchaser Exchange Right.  Subject to the provisions of Section
               ------------------------
   2.3 hereof, if, subsequent to the issue date of the Preferred Stock, the Purchaser shall have either (i) made an investment or investments in an "operating company" as such term is defined in Title 1 of ERISA in an amount or amounts such that its assets shall not be considered "Plan Assets" as such term is defined in Title 1 of ERISA (an "Operating Company Investment"), or
   (ii) otherwise demonstrated to Mtel International's satisfaction that such assets, as the case may be, shall not be considered "Plan Assets" as such term is defined in Title 1 of ERISA at the Purchaser's option, the Purchaser shall have the right (the "Exchange Right") to exchange all (but not less
                              --------------
   than all) of its shares of Preferred Stock (including, unless waived as provided below, those shares in respect of accrued, undeclared and unpaid dividends on the Preferred Shares), at any time prior to the Redemption Date, into an equal number of shares of Mtel LATAM Series A Preferred Stock, when, if and provided that such class of stock shall have been authorized and issued by Mtel LATAM. The Purchaser covenants and agrees to use all reasonable efforts to effect the exchange as soon as practicable following the date hereof provided, that the foregoing shall not be construed to require the Purchaser to make any Operating Company Investment. It is understood and agreed by the parties (who shall take or cause to be taken all such actions as may be required to effect the following) that in the event of such exchange, except as provided below, Mtel LATAM shall declare and pay a dividend on each issued and outstanding share of Mtel LATAM Series A Preferred Stock through the date of such exchange such that upon the declaration and payment of such dividend and the exchange of the Preferred Stock (if the exchange had taken place simultaneously with the original issuance of the Mtel LATAM Series A Preferred Stock) for the Mtel LATAM Series A Preferred Stock, Mtel International would have owned 80% and the Purchaser would have owned 20% of the outstanding shares of Mtel LATAM Preferred Stock. In the event that the foregoing Exchange Right is exercised, the Purchaser may, at its option, waive and release its right to any accrued, undeclared and unpaid dividends on the shares of Preferred Stock to be exchanged. In such event, Mtel LATAM shall not pay the dividend contemplated by the second preceding sentence on any shares of the Mtel LATAM Series A Preferred Stock.

          2.2  Mtel LATAM Exchange Right.  Subject to the provisions of Section
               -------------------------
   2.3 hereof, at any time after October 31, 1997 but prior to the Redemption Date, Mtel LATAM shall have the right (the "Mtel LATAM Exchange Right") to
                                               -------------------------
   exchange all (but not less than all) of the Purchaser's shares of Preferred Stock (including, unless waived as provided below, those shares in respect of accrued and unpaid dividends), into an equal number of shares of Mtel LATAM Series A Preferred Stock, when, if and provided that such class of stock shall have been authorized and issued by Mtel LATAM. It is understood and agreed by the parties that in the event of such exchange, except as provided below, Mtel LATAM shall declare and pay a dividend on each share of issued and outstanding Mtel LATAM Preferred Stock through the date of such exchange such that following such dividend and exchange of the Preferred Stock (if the exchange had taken place simultaneously with the original issuance of the Mtel LATAM Series A Preferred Stock) for the Mtel LATAM Series A Preferred Stock, Mtel International would have owned 80% and the Purchaser would have owned 20% of the outstanding shares of Mtel LATAM Series A Preferred Stock. In the event that the Mtel LATAM Exchange Right is exercised, the Purchaser may, at its option, waive and release its right to any accrued, undeclared and unpaid dividends on the shares of Preferred Stock to be exchanged. In such event, Mtel LATAM shall not pay the dividend contemplated by the second preceding sentence on any shares of the Mtel LATAM Series A Preferred Stock.

          2.3  Mechanics of Exchange.
               ---------------------

          (a) General.  Subject to the provisions of this Section 2.3, the
              -------
   Preferred Stock is exchangeable, at the option of the holders thereof, or at the option of Mtel LATAM, upon the exercise of the Exchange Right or the Mtel LATAM Exchange Right, as the case may be, at any time from and after the issue date of the Preferred Stock and prior to the close of business on the date on which Mtel Puerto Rico shall redeem, pursuant to Section 3.1 hereof, all shares of

   Preferred Stock (the "Redemption Date").  The right to exchange the Preferred
                         ---------------
   Stock called for redemption shall terminate immediately prior to the close of business on the Redemption Date.

          (b) Surrender Certificates; Notice of Exchange.  In order to exchange
              ------------------------------------------
   the Preferred Stock pursuant to this Section 2.3, the holder thereof shall surrender the certificates evidencing the Preferred Stock to be exchanged at the office or agency to be maintained by Mtel LATAM for that purpose, Duly Endorsed to Mtel LATAM, together with written notice of exchange specifying the number of shares of Preferred Stock to be exchanged (and the amount of accrued, undeclared and unpaid dividends thereon) and specifying the name or names (with addresses) in which the certificate or certificates representing the Mtel LATAM Series A Preferred Stock deliverable on such exchange are to be registered, and otherwise in accordance with exchange procedures established by Mtel LATAM (each, an "Exchange Notice"). The Exchange Notice
                                        ---------------
   shall be irrevocable, and each exchange shall be deemed to have been effected immediately prior to the close of business on the date (the "Exchange Date")
                                                                -------------
   on which (i) all of the requirements for such exchange shall have been satisfied and (ii) the Purchaser has delivered an opinion of outside counsel, reasonably satisfactory to Mtel LATAM and Mtel Puerto Rico, or Mtel LATAM has received an opinion of counsel (either outside counsel or inside general counsel) to the effect that Mtel LATAM is not required, under the Securities Act or the rules and regulations of the SEC promulgated thereunder, to deliver a current prospectus in connection with any exchange of the Preferred Stock for shares of Mtel LATAM Series A Preferred Stock. In the event that the Mtel LATAM is unable to comply with the requirement of clause (ii) above, Mtel Puerto Rico, Mtel LATAM and the Purchaser shall use all reasonable efforts to take such actions as are necessary or appropriate to effect such exchange. In the event of a Mandatory Exchange Right, the Purchaser shall use all reasonable efforts to deliver or cause to be delivered the aforementioned opinion, in form and substance reasonably acceptable to Mtel LATAM and Mtel Puerto Rico. If any transfer is involved in the issuance or delivery of any certificate or certificates for shares of Mtel LATAM Series A Preferred Stock in a name other than that of the registered holder of the shares of the Preferred Stock surrendered for exchange, such holder shall also deliver to Mtel LATAM a sum sufficient to pay all taxes, if any, payable in respect of such transfer or evidence satisfactory to Mtel LATAM that such taxes have been paid. Except as provided in the immediately preceding sentence, Mtel LATAM shall pay any issue, stamp or other similar tax in respect of such issuance or delivery.

          (c) Issuance of New Certificates. As promptly as practicable after the
              ----------------------------
   Exchange Date, Mtel LATAM, in accordance with the provisions of and subject to the conditions of this Section 2.3, shall issue and deliver at said office or agency to the holder of the Preferred Stock so surrendered for exchange, or on his or her written order, a certificate or certificates for the number of full shares of Mtel LATAM Series A Preferred Stock rounded to the nearest whole number issuable upon exchange of such shares in accordance with the provisions of this Section 2.1.

          (d) Effective Date of Exchange.  The Person in whose name the
              --------------------------
   certificate for shares of Mtel LATAM Series A Preferred Stock is issued upon such exchange shall be treated for all purposes as the stockholder of record of such shares of Mtel LATAM Preferred Stock as of the close of business on the Exchange Date; provided, however, that no surrender of the Preferred
                      --------
   Stock on any date when the stock transfer books of Mtel LATAM are closed for any purpose shall be effective to constitute the Person or Persons entitled to receive the shares of Mtel LATAM Series A Preferred Stock deliverable upon such exchange as the record holder(s) of such shares of Mtel LATAM Series A Preferred Stock on such date, but such surrender shall be effective (assuming all other requirements for the valid exchange of such shares have been satisfied) to constitute such Person or Persons as the record holder(s) of such shares of Mtel LATAM Preferred Stock for all purposes as of the opening of business on the next succeeding day on which such stock transfer books are open. Upon exchange of the Preferred Stock, the rights of the holder of such shares, as a holder thereof, shall cease.

                                  ARTICLE III

                               REDEMPTION RIGHTS

          3.1  Optional Redemption.
               -------------------

          (a) Mtel Puerto Rico may at its option, redeem all, but not less than all, of the Preferred Stock for the Purchase Price at any time, (i) after December 31, 1996, in the event that as of such date the Mtel LATAM Series A Preferred Stock has not theretofore been issued or (ii) after November 30, 1997, in the event that as of such date, the Mtel LATAM Series A Preferred Stock has been issued and the Purchaser has not made an Operating Company Investment or otherwise demonstrated to Mtel International's satisfaction that such assets shall not be considered "Plan Assets."

          (b) In the event that Mtel Puerto Rico shall redeem the Preferred Stock in accordance with the provisions of Section 3.1(a) above, a notice of such redemption shall be given by first-class mail, postage prepaid, mailed not less than 15 nor more than 30 business days prior to the Redemption Date, to each holder of record of the Preferred Stock, at such holder's address as the same appears on the stock books of Mtel Puerto Rico's transfer agent. Each such notice shall state: (i) the Redemption Date; (ii) the place or places where certificates for the shares of Preferred Stock are to be surrendered for payment of the Purchase Price; (iii) that payment will be made upon presentation and surrender of such shares of Preferred Stock; (iv) that dividends on the to be redeemed shall cease to accrue following such Redemption Date; and (v) that such redemption is at the option of Mtel Puerto Rico. Notice having been mailed as aforesaid, on and after the Redemption Date, unless Mtel Puerto Rico shall be in default in providing money for the payment of the Purchase Price, (x) dividends on the Preferred Stock so called for redemption shall cease to accrue, (y) said shares shall be deemed no longer outstanding, and (z) all rights of the holders thereof as stockholders of Mtel Puerto Rico (except the right to receive from Mtel Puerto Rico the monies payable upon redemption, without interest thereon, upon surrender of the certificates evidencing such shares) shall cease. Mtel Puerto Rico's obligation to provide monies in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Redemption

   Date, Mtel Puerto Rico shall deposit with a bank or trust company having an office or agency in the Borough of Manhattan, City of New York, and having a capital and surplus of at least $500 million, the principal amount of funds necessary for such redemption, in trust for the account of the holders of the shares of Preferred Stock to be redeemed (and so as to be and continue to be available therefor), with irrevocable instructions and authority to such bank or trust company that such funds be applied to the redemption of the shares of Preferred Stock so called for redemption. Any interest accrued on such funds shall be paid to Mtel Puerto Rico from time to time. Any funds so deposited and unclaimed at the end of three years from such Redemption Date shall be released or repaid to Mtel Puerto Rico, after which, subject to any applicable laws relating to escheat or unclaimed property, the holder or holders of such shares of Preferred Stock so called for redemption shall look only to Mtel Puerto Rico for payment of the redemption price.

          Upon surrender in accordance with said notice of the certificates for any such shares of Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares of Preferred Stock shall be redeemed by Mtel Puerto Rico at the Purchase Price.


                                  ARTICLE IV

                             CORPORATE GOVERNANCE
                             --------------------

          4.1   Mtel Puerto Rico Board of Directors.  From and after the Closing
                -----------------------------------
   Date, each of the Stockholders shall vote its shares of Company Stock (to the extent entitled to vote), at each regular or special meeting of the stockholders of Mtel Puerto Rico called for the purpose of filling positions on the Board of Directors of Mtel Puerto Rico, or in any written consent executed in lieu of such a meeting of stockholders, and shall take all actions reasonably necessary, to ensure the election to the Mtel Puerto Rico Board of Directors of one individual selected by the Purchaser (the

   "Purchaser Nominee"); provided, however, that if, at any time, the Purchaser
   ------------------    --------  -------
   disposes of any shares of Preferred Stock such that after such disposition the Purchaser shall hold an amount of Preferred Stock that is less than

   50% of the total amount of Preferred Stock outstanding, then the Purchaser's right to elect a member the Mtel Puerto Rico Board of Directors and the Mtel LATAM's obligation to vote its shares of Company Stock pursuant to this
   Section 4.1 with respect to the Purchaser Nominee shall terminate.

          4.2   Supermajority Voting Rights in the Charter; Voting Matters
                ----------------------------------------------------------
   Related to Charter Documents.  (a) The parties hereto acknowledge and agree
   ----------------------------
   that Mtel Puerto Rico's Amended and Restated Certificate of Incorporation (the "Mtel Puerto Rico Charter") shall be amended on the date hereof to
         ------------------------
   provide that the approval of all of the members of the Mtel Puerto Rico Board of Directors will be required to approve the following transactions (each, a "Supermajority Event"):
    -------------------

                (i) a sale or merger of Mtel Puerto Rico, or a sale of all or substantially all of the assets or capital stock of Mtel Puerto Rico, in each case in any transaction or series of transactions;

                (ii) a liquidation, recapitalization or dissolution of Mtel Puerto Rico;

                (iii)  the filing of a bankruptcy petition by Mtel Puerto Rico;

                (iv) a material change in the nature of Mtel Puerto Rico's business such that Mtel Puerto Rico is no longer primarily engaged in the Business;

                (v) (1) the incurrence of Indebtedness by Mtel Puerto Rico in an amount in any transaction or series of transactions, individually or in the aggregate, totalling in excess of $15 million at any time outstanding and
   (2) the amendment of any material term of any such Indebtedness in a manner adverse or unfavorable to Mtel Puerto Rico;

                (vi) the creation, assumption or incurrence of any Lien on the assets of Mtel Puerto Rico, individually or in the aggregate, in excess of $15 million at any time outstanding;

                (vii) the redemption, repurchase or issuance of Company Stock (including options, warrants or other rights to acquire any such capital stock, but excluding the redemption of the Preferred Shares and the issuance, if any, of payment-in-kind dividends on the Preferred Shares, in each case as contemplated by this Agreement or the Mtel Puerto Rico Charter);

                (viii) any amendment to the Mtel Puerto Rico Charter or the Amended and Restated By-laws of Mtel Puerto Rico (the "Mtel Puerto Rico By-
                                                          -------------------
   laws") which would adversely affect any rights of the Purchaser (including
   ----
   any change in the size of the Mtel Puerto Rico Board of Directors);

                (ix) the creation of, or the delegation of any power to, any committee of the Mtel Puerto Rico Board of Directors;

                (x) the appointment of or any change in the independent public auditors of Mtel Puerto Rico; or

                (xi) any change in the accounting policies of Mtel Puerto Rico, including any change in fiscal year, except as required by applicable generally accepted accounting practices.

          (b) From and after the Closing Date, each Stockholder shall vote its shares of Company Stock (to the extent entitled to vote), at each regular or special meeting of stockholders of Mtel LATAM or in any written consent executed in lieu of such a meeting of stockholders, and shall take all actions reasonably necessary to ensure that the Mtel Puerto Rico Charter and Mtel Puerto Rico By-laws (x) are consistent with the provisions of Section 4.2(a) herein and (y) do not, at any time, conflict with the provisions of this Agreement. From and after the Closing Date, each Stockholder shall use its reasonable best efforts to cause its respective Nominees (as defined in Section 4.1 herein), if any, to act in a manner consistent with the provisions of this Agreement (including the provisions of Section 4.2(a) herein).

                                   ARTICLE V

                                 STOCK LEGENDS
                                 -------------

          5.1  Stock Certificate Legends.  A copy of this Agreement shall be
               -------------------------
   filed with the Secretary of Mtel Puerto Rico and kept with the records of Mtel Puerto Rico. Each of the Stockholders agrees that the following legends shall be placed on the certificates representing any shares of Preferred Stock owned by them:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND TO CERTAIN OTHER RESTRICTIONS, AS SPECIFIED IN A STOCKHOLDERS AND EXCHANGE RIGHTS AGREEMENT, DATED AS OF SEPTEMBER 19, 1996 (THE "STOCKHOLDERS AGREEMENT"), COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF MTEL PUERTO RICO, INC. ("MTEL PUERTO RICO") AND WHICH WILL BE FURNISHED WITHOUT CHARGE TO A STOCKHOLDER UPON WRITTEN REQUEST THEREFOR FROM SUCH STOCKHOLDER. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT.

          NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT PURSUANT TO THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT. IN ADDITION, THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE

          TRANSFERRED IN VIOLATION OF ANY SUCH LAWS THAT ARE APPLICABLE.

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO OPTIONAL AND MANDATORY EXCHANGE RIGHTS, PURSUANT TO WHICH THESE SECURITIES WILL BE EXCHANGED FOR PREFERRED STOCK OF MTEL LATIN AMERICA, INC. IN ACCORDANCE WITH THE TERMS OF THE STOCKHOLDERS AGREEMENT AND MAY BE REDEEMED AT THE OPTION OF MTEL PUERTO RICO UNDER CERTAIN CIRCUMSTANCES."

          All Stockholders shall be bound by the requirements of such legends to the extent that such legends are applicable.


                                  ARTICLE VI

                                 MISCELLANEOUS
                                 -------------

          6.1   Headings; No Third-Party Beneficiaries.  The headings and
                --------------------------------------
   captions contained herein for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof. No person or entity not a party to this Agreement shall be deemed to be a third-party beneficiary hereunder or entitled to any rights hereunder.

          6.2   Entire Agreement.  This Agreement constitutes the entire
                ----------------
   agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

          6.3   Notices.  All notices, requests, instructions or and other
                -------
   communications to be given hereunder by any party hereto to another party hereto shall be in writing and, unless otherwise provided herein, shall be deemed duly given if delivered personally, telecopied (which is confirmed) or sent by registered or certified mail (postage prepaid, return receipt requested) or by reputable overnight similar courier service to Mtel Puerto Rico or the Purchaser at the addresses set forth below:

          If to Mtel Puerto Rico, to it at:

          Mobile Telecommunication Technologies Corp.
          200 South Lamar Street
          Security Centre, South Building
          Jackson, Mississippi  39201
          Attention:  Leonard G. Kriss, Esq.
          Telecopy:  (601) 944-7291

          With copies to:

          Skadden, Arps, Slate, Meagher & Flom
          919 Third Avenue
          New York, NY  10022
          Attention:  Martha E. McGarry
          Telecopier:  (212)735-2001


          If to the Purchaser, to it at:

          Newbridge Latin America, L.P.
          201 Main Street, Suite 2420
          Fort Worth, Texas  76102
          Attention:  Richard P. Schifter/James O'Brien
          Telecopier: (817)871-4010;


   provided that in the event any of the parties referred to above desires to
   --------
   designate another address to which such notices should be sent to such party, such party may designate such other address by giving notice to the other parties hereto in writing as set forth in this Section 6.3 (provided that any change of address shall be effective only upon receipt thereof).

          All such notices or other communications shall be deemed to have been given or received (i) upon receipt if personally delivered, (ii) on the fifth day following posting if by registered United States mail, (iii) when sent by confirmed telecopy or (iv) on the next business day following deposit with an overnight courier.

          6.4   Applicable Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF
                --------------
   THE PARTIES HEREUNDER AND THE PARTIES SUBJECT HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF.

          6.5   Severability.  The invalidity or unenforceability of any
                ------------
   provision of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

          6.6   Successors and Assigns; Amendments and Waivers.
                ----------------------------------------------

          (a) None of the Purchaser's, Mtel LATAM's or Mtel Puerto Rico's rights or obligations under this Agreement may be assigned without the prior written consent of the other parties hereto. Any assignment in violation of the foregoing shall be null and void. This Agreement may not be amended, modified or supplemented, no waivers of, consents to or departures from the provisions hereof may be given, and neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by Mtel LATAM, Mtel Puerto Rico or the Purchaser without the prior written consent of the other parties hereto.

          (b) The rights and remedies of the Purchaser and Mtel Puerto Rico under this Agreement shall be cumulative and not exclusive of any rights or remedies which either would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by either party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party's other or further exercise or the exercise of any other power or right.

          6.7   Defaults; No Circumvention of Agreement.  A default by any party
                ---------------------------------------
   to this Agreement in such party's compliance with any of the conditions or covenants hereof or performance of any of the obligations of such party hereunder shall not constitute a default by any other party. Neither party to this Agreement may do indirectly, through the sale of capital stock of its or their subsidiaries or otherwise, that which is not permitted by this Agreement.

          6.8   Further Assurances.  Each party hereto or Person subject hereto
                ------------------
   shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto or person subject hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          6.9   Counterparts. This Agreement may be executed in two or more
                ------------
   counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

                               *       *       *

          IN WITNESS WHEREOF, this Agreement has been duly executed by each of the parties hereto as of the date first written above.

                              MTEL LATIN AMERICA, INC.


                              By: /S/ JOHN E. WELSH
                                 ----------------------------
                              Name: John E. Welsh III
                              Title: Vice Chairman


                              MTEL PUERTO RICO, INC.


                              By: /S/ JOHN E. WELSH
                                 ----------------------------
                              Name: John E. Welsh III
                              Title: Vice Chairman


                              NEWBRIDGE LATIN AMERICA, L.P.

                              By:     LATAM GP, L.P.
                              By:     LAF Advisors, L.L.C.



                              By: /s/ Richard P. Schifter
                                 ----------------------------
                              Name: Richard P. Schifter
                              Title: